UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2016

ENTELLUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0001-36814	20-4627978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Holly Lane North, Suite 40

Plymouth, Minnesota 55447

(Address of principal executive offices) (Zip Code)

(763) 463-1595

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Entellus Medical, Inc. (the “Company”) recently engaged in a review of its incentive compensation program. On February 19, 2016, the Committee and Board approved a 2016 bonus plan (the “2016 Bonus Plan”) applicable to Robert White, James Surek and Thomas Griffin, the Company’s Chief Executive Officer and President, Vice President, Sales and Chief Financial Officer (the “executives”).

2016 Bonus Plan

The 2016 Bonus Plan ties the executives’ annual incentive awards closely to the Company’s performance. Each executive is eligible to participate in the 2016 Bonus Plan.

Under the 2016 Bonus Plan, the executives will be eligible to earn annual short-term incentive awards based on the Company’s achievement in 2016 of performance goals relating to (i) revenue growth; (ii) operating income (loss); (iii) vitality & innovation; (iv) clinical evidence & regulatory; (v) education & training, and (vi) quality. In determining each executive’s actual short-term annual incentive award under the 2016 Bonus Plan, the goals will be weighted as follows:

Criteria	Weighting
Revenue growth	65%
Operating income (loss)*	15%
Vitality & innovation	5%
Clinical evidence & regulatory	5%
Education & training	5%
Quality	5%

*	The actual amount of the executive’s bonus earned pursuant to the operating income (loss) criteria will be reduced by 50% if the executive’s actual expenses exceed the budgeted plan.

In addition, the Committee approved threshold, target and maximum annual incentive awards for each executive, as set forth below:

Executive	Threshold Bonus 50% Payout	Target Bonus 100% Payout	Maximum Bonus 150% Payout
Robert S. White	$175,500	$351,000	$526,500
James D. Surek (1)	$79,750	$159,500	$291,088
Thomas E. Griffin	$50,750	$101,500	$152,250

(1)	The Maximum Bonus payout for Mr. Surek is set at 200% for the revenue growth criteria and 150% for all others. Mr. Surek receives a quarterly payout of the revenue growth criteria in April, July and October.

Each executive must be employed by the Company through the date on which the Company pays and/or grants annual incentive awards under the 2016 Bonus Plan in order to be eligible to receive an annual incentive award under the program.

Item 5.08 Shareholder Director Nominations.

(a) To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

On February 19, 2016, the Board also established June 14, 2016 as the date of the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). The exact time and location of the 2016 Annual Meeting will be specified in the Company’s proxy statement for the 2016 Annual Meeting.

Pursuant to the Company’s Amended and Restated Bylaws, written notice from a stockholder interested in nominating a candidate for election as a director of the Company at the 2016 Annual Meeting or bringing other business before the 2016 Annual Meeting must be received at the Company’s principal executive offices at 3600 Holly Lane North, Suite 40, Plymouth, Minnesota, 55447, by no later than 5:00 p.m., Central time, on March 16, 2016. Any such written notice must be directed to the attention of the Company’s Corporate Secretary and must comply with all other applicable requirements of the Company’s Amended and Restated Bylaws. Any such notice received after March 16, 2016 will be considered untimely and not properly brought before the 2016 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTELLUS MEDICAL, INC.
Date: February 22, 2016
	By:	/s/ Thomas E. Griffin
Thomas E. Griffin
Chief Financial Officer